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                                                                    EXHIBIT 99.4

                 NOTICE REGARDING CONSENT OF ARTHUR ANDERSEN LLP

     Section 11(a) of the Securities Act of 1933, as amended (the "Securities Act"), provides that if any part of a registration statement at the time such part becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement, or as having prepared or certified any report or valuation which is used in connection with the registration statement, report or valuation which purports to have been prepared or certified by the accountant.

     Arthur Andersen LLP has not consented to the incorporation by reference into this Form 10-K of their audit report with respect to Carrizo's consolidated financial statements as of December 31, 2000 and 2001 included in this Form 10-K, which by inclusion in this Form 10-K would be incorporated by reference into previously filed registration statements of Carrizo under the Securities Act. Also, [Note 5] to the financial statements for the year ended December 31, 2001 has been restated subsequent to the date of their report. Carrizo has dispensed with the requirement to file their consent in reliance upon Rule 437(a) under the Securities Act. Because Arthur Andersen LLP has not consented to the inclusion of their report in this Form 10-K, Arthur Andersen will not have any liability under Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen or any omissions of a material fact required to be stated therein. Accordingly, you would be unable to assert a claim again Arthur Andersen under Section 11(a) of the Securities Act with respect to such financials. To the extent provided in Section 11(b)(3)(C) of the Securities Act, however, other persons who are liable under Section 11(a) of the Securities Act, including Carrizo's officers and directors, may still rely on Arthur Andersen's original audit report as being made by an expert for purposes of establishing a due diligence defense under Section 11(b) of the Securities Act.